                                                                    Exhibit 9.11


                             VOTING TRUST AGREEMENT
                             ----------------------



     THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of the 28th day of July, 1998, between LAWRENCE SLATER, as Trustee (hereinafter, with any successors, referred to as the "Trustee"), and WILLIAM WEKSEL, as beneficiary (hereinafter referred to individually as a "Beneficiary" and, together with his successors and assigns, the "Beneficiaries").


                             W I T N E S S E T H :
                             -------------------

     WHEREAS, LogistiCare, Inc. (the "Company") has been organized under the laws of the State of Delaware with an authorized capitalization of 30,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock") and 1,000,000 shares of Preferred Stock, $.01 par value per share;

     WHEREAS, the Beneficiary is the record and beneficial owner of 3,134,624 shares of Common Stock, 1,000,000 shares of which the Beneficiary intends to sell pursuant to the Company's initial public offering ("IPO");

     WHEREAS, the Beneficiary believes that it is advisable and in the best interests of the Company to enter into this Agreement in connection with the Company's application to have its Common Stock quoted and traded on the Nasdaq Stock Market (the "Nasdaq Application"); and

     WHEREAS, the Beneficiary desires to enter into this Agreement, subject to, and effective upon, listing of the Common Stock on the Nasdaq Stock Market (the "Listing").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                         DEPOSIT OF STOCK AND ISSUANCE
                          OF VOTING TRUST CERTIFICATES
                          ----------------------------

          Section 1.01.  Deposit of Stock.
                         ----------------

          (a) Subject to Section 6.01(a) hereof, on or prior to the Listing, Beneficiary shall deliver to the Trustee certificates for 2,134,624 shares of Common Stock owned by him duly endorsed for transfer or accompanied by duly executed stock powers.

          (b) Promptly upon receipt of certificates representing such shares of Common Stock, the Trustee shall cause the certificates to be surrendered to the Company and cancelled and new certificates therefor issued to, and in the name of, the Trustee and shall cause the Trustee's ownership as a Trustee pursuant to this Agreement to be entered in the stock transfer records of the Company. The Trustee shall cause such new certificates to bear a legend on the face thereof in the form specified in Section 2.03 hereof.

          Section 1.02.  Issuance of Voting Trust Certificates.  The Trustee
                         -------------------------------------
shall issue and deliver to each Beneficiary a Voting Trust Certificate (a "Certificate") in respect of the shares deposited with and held by the Trustee for the benefit of each such Beneficiary under this Agreement, or which are or become subject to this Agreement, in the form set forth in Exhibit A hereto. Such Certificate shall be signed by the Trustee.

          Section 1.03.  Duplicate Certificates.  If a Certificate shall be
                         ----------------------
lost, stolen, mutilated or destroyed, the Trustee, shall issue a duplicate of such Certificate upon receipt of (a) an indemnity agreement satisfactory to the Trustee and (b) the existing Certificate, if mutilated.

          Section 1.04.  Certificate Book.  The Trustee shall maintain complete
                         ----------------
and correct records and books of account of all its transactions as Trustee, and shall maintain a book to be known as the Certificate Book containing the name of each Beneficiary, showing their respective addresses, the number of shares represented by the Certificates held by them and other pertinent information. Such records and books of account and the Certificate Book shall be available to each Beneficiary upon written request.

                                   ARTICLE II

                              TRUSTEE'S RIGHTS AS
                          A STOCKHOLDER OF THE COMPANY
                          ----------------------------

          Section 2.01.  Trustee's Rights and Powers.  So long as the Trustee
                         ---------------------------
shall hold stock of the Company deposited pursuant to the provisions of this Agreement (the "Trust Stock"), the Trustee shall possess, and shall exercise in person or by its nominees, agents, attorneys-in-fact or proxies, the right, subject to the terms hereof, to vote thereon and to take part in any consent to any corporate or stockholders' action of any kind whatsoever and to receive dividends and distributions on all such stock subject to the terms and conditions set forth in Article III herein. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall have no discretion with respect to voting the Trust Stock or taking part in any consent to any corporate or stockholders' action, and shall vote the Trust Stock or take part in any consent to any corporate or stockholders' action (whether for, against and/or abstaining, as the case may be) in a manner as shall result in the votes represented by the Trust Stock being cast in the same proportion as the votes cast (whether for, against and/or abstaining, as the case may be) by the holders of all other shares of Common Stock. Without limiting the generality of the foregoing, the right of the Trustee to vote the Trust Stock shall include the right to vote in any election of directors and in favor of, and/or in opposition to, any resolution or proposed action of any character whatsoever which may be presented at any meeting or require the consent of stockholders of the Company, including any resolution or proposed action in which the Trustee is personally interested, and to receive and waive any notices to stockholders as required by law or the certificate of incorporation or by-laws of the Company.

          Section 2.02.  Trustee's Limited Authority to Transfer.
                         ---------------------------------------
Notwithstanding the provisions of Section 2.01, except as set forth in this
Section 2.02, the Trustee shall have no authority to sell, transfer, otherwise dispose of or pledge or hypothecate (in any such case, a "Disposition") any of the Trust Stock, except that upon receipt of a written notice of a Disposition (a "Notice of Disposition") from a Beneficiary, the Trustee shall:

               (i) execute all documents and take all other action necessary to effect such Disposition; and

               (ii) upon receipt from such Beneficiary of either (A) payment of a sum sufficient to cover any tax or government charges in respect of the transfer or delivery of such certificates ("Transfer Taxes"), or
          (B) indemnity, in form reasonably satisfactory to the Trustee, from and against any Transfer Taxes in respect of such transfer or delivery, cause certificates representing the Trust Stock that are the subject of such Disposition, duly endorsed for transfer or accompanied by duly executed instruments of transfer, to be delivered to the persons and place designated in the Notice of Disposition; provided, however, that the Trustee shall have
                                 --------  -------
          no obligation to collect or receive the purchase price or other consideration to be received by such Beneficiary; and

               (iii) in the event such Disposition does not involve all the Trust Stock, upon the consummation of such Disposition issue to such Beneficiary a new Certificate in respect of the Trust Stock not subject to such Disposition.

          Section 2.03.  Certificate Legends.  The Trustee agrees that all
                         -------------------
certificates representing shares of stock of the Company which are, or at any time become, subject to this Agreement shall have endorsed upon them a legend as follows:

               The securities represented by this certificate are subject to the terms of, a Voting Trust Agreement made and entered into as of July __, 1998 between the registered holder of these shares, as Trustee, and the Beneficiaries named therein, copies of which are on file at the offices of the corporation.


          Section 2.04.  Certain Dispositions.  Notwithstanding anything to the
                         --------------------
contrary contained in this Agreement, the Trustee shall not effect any Disposition, and the Beneficiary shall not deliver a Notice of Disposition, if the purchaser, transferee, pledgee or other party in interest to a Disposition is a member of William Weksel's immediate family, unless such purchaser, transferee, pledgee or other party in interest to the Disposition first executes a counterpart of this Agreement, agreeing thereby to be bound hereby as a Beneficiary and deposits the shares of stock that are the subject of such Disposition with the Trustee to be held by the Trustee pursuant to this Agreement.

                                  ARTICLE III

                          DIVIDENDS AND DISTRIBUTIONS
                          ---------------------------

          Section 3.01.  Cash Dividends.  Each Beneficiary shall be entitled,
                         --------------
with respect to the Trust Stock for which Certificates have been issued to such Beneficiary, to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee or its successors upon the Trust Stock in respect of which such Certificates are issued. Such payments shall be made to the Beneficiaries as soon as practicable after the receipt of such dividends by the Trustee. The Trustee may arrange with the Company for the direct payment by the Company of dividends to the Beneficiaries.

          Section 3.02.  Non-Voting Stock and Other Distributions.  If at any
                         ----------------------------------------
time during the term of this Agreement the Trustee shall receive or collect any monies through a distribution by the Company to the stockholders, other than in payment of cash dividends, or shall receive any property (other than shares of voting stock of the Company) through a distribution by the Company to its stockholders, the Trustee shall distribute the same to the Beneficiaries.

          Section 3.03.  Voting Stock Dividend or Distribution.  If the Trustee
                         -------------------------------------
shall receive, as a dividend or other distribution upon any shares of Trust Stock, any additional shares of voting stock of the Company, the Trustee shall hold the same subject to this Agreement for the benefit of each Beneficiary in proportion to its interest, and said shares of stock or other securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder. The Trustee shall issue Certificates in respect of such shares or other securities to each Beneficiary in proportion to its interest, and said shares of stock or other securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder. The Trustee shall issue Certificates in respect of such shares or other securities to the Beneficiaries.

          Section 3.04.  Recapitalization or Reclassification of Stock.  In the
                         ---------------------------------------------
event of a recapitalization of the Company or reclassification of shares of Trust Stock, the Trustee shall hold, subject to the terms of this Agreement, any shares of voting stock issued as a result of such recapitalization or reclassification in respect of shares of Trust Stock and distribute to the Beneficiaries any and all other securities, cash or property received by it in respect of such recapitalization or reclassification. Certificates issued and outstanding under this Agreement at the time of such recapitalization or reclassification may remain outstanding or the Trustee may, in its discretion, substitute for such Certificates new voting trust certificates in appropriate form. Such shares of voting stock shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder.

          Section 3.05.  Distribution upon Dissolution of the Company.  In the
                         --------------------------------------------
event of the dissolution and liquidation of the Company, whether voluntary or involuntary, the Trustee as the owner of record shall receive the money, securities, rights or property to which each Beneficiary is entitled in respect of the Trust Stock and shall distribute or cause to be distributed the same to the registered holder of the Certificate in accordance with the number of shares represented by its Certificate.

          Section 3.06.  Distribution upon Reorganization of the Company.  In
                         -----------------------------------------------
the event the Company is merged or consolidated into another corporation, the Trustee shall distribute or cause to be distributed such securities, money, rights or property, if any, received in connection therewith, to the registered holder of the Certificates in accordance with the number of shares of Trust Stock represented by its Certificate.


                                   ARTICLE IV

                              RIGHTS TO SUBSCRIBE
                              -------------------

          Section 4.01.  Subscription Procedures.  In case any securities of the
                         -----------------------
Company shall be offered for subscription to the Trustee in respect of the Trust Stock, promptly upon receipt of notice of such offer, the Trustee shall mail a copy thereof to the Beneficiaries. Upon receipt by the Trustee, prior to the last date fixed by the Company for subscription, of a request from a Beneficiary to subscribe on such Beneficiary's behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and payment on behalf of such Beneficiary, and upon receiving from the Company the certificates for the securities subscribed for, shall issue to such Beneficiary a Certificate in respect thereof if the same be securities having any right to vote, whether absolute, contingent or otherwise, or if the same be securities other than securities having such voting power, the Trustee shall deliver the same to such Beneficiary.

                                   ARTICLE V

                                  THE TRUSTEE
                                  -----------

          Section 5.01.  Trustee's Right to Delegate.  The Trustee may vote all
                         ---------------------------
Trust Stock held hereunder in person or by such person or persons (including any Beneficiary) as he may from time to time select as its proxy or proxies. The Trustee may employ or use the services of accountants, attorneys, or any other qualified personnel reasonably necessary to assist it or its agents to carry out any of the duties undertaken pursuant to this Agreement.

          Section 5.02.  Trustee's Right to Indemnification.  The Beneficiaries
                         ----------------------------------
agree to indemnify and hold harmless the Trustee and each agent or attorney of the Trustee acting hereunder from and against all liability and claims or proceedings of any nature arising from or in connection with the acceptance or administration of the Trust and the performance of its duties and obligations hereunder and the exercise of its rights and powers except liability and claims based solely upon the Trustee's individual malfeasance, and with such exception agrees to be responsible for and to pay all damages, costs and expenses of or assessed against the Trustee of any nature, including attorney's fees, in connection with any such claim or proceeding.

          Section 5.03.  Right of Trustee to Compensation.  The Trustee shall
                         ---------------------------------
be entitled to compensation for its service as Trustee hereunder in such amount as the Trustee and the Beneficiaries shall, from time to time, mutually agree upon. The Trustee shall be reimbursed by the Beneficiaries for its reasonable out-of-pocket expenses incurred in the performance of its duties hereunder.

          Section 5.04.  Trustee's Right to Participate.  The Trustee and any
                         ------------------------------
stockholder, director, officer, agent or employee of the Trustee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder. The Trustee may act as or nominate directors and officers of the Company or of any such subsidiary or controlled or affiliated corporation and may be or become a shareholder of the Company or of any such subsidiary or controlled or affiliated corporation.

          Section 5.05.  Trustee's Powers.  The Trustee is authorized and
                         ----------------
empowered to construe this Agreement, and its reasonable construction made in good faith shall be conclusive and binding upon the Beneficiaries.

          Section 5.06.  Trustee's Liability.
                         -------------------

          (a) The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which it may do or refrain from doing in good faith, nor generally shall the Trustee have any accountability hereunder, except for its own willful default or gross negligence. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Trustee's acts pursuant to its rights and powers as Trustee, such acts shall be deemed reasonable unless proved to the contrary by clear and convincing evidence.

          (b) The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, facsimile, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

          (c) The Trustee may consult with legal counsel, pursuant to Section
5.01 hereof, which may be counsel to the Company, and any action under this Agreement taken or suffered in good faith by it in accordance with the opinion of such counsel shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof.

          Section 5.07.  Trustee's Resignation.  The Trustee may resign by
                         ---------------------
giving notice to each Beneficiary and to the Company of its resignation at least twenty (20) days prior to the effective date of such resignation if the Trustee has designated a successor Trustee in accordance with the terms hereof.

          Section 5.08.  Appointment of Successor Trustee.  At any time prior to
                         --------------------------------
the effective date of its resignation, the Trustee may appoint a successor Trustee by delivering written notice to the Beneficiaries, provided that such successor Trustee is acceptable to each of the Beneficiaries in its reasonable judgment. Notwithstanding anything herein to the contrary, in the event Lawrence Slater resigns or ceases to serve as Trustee hereunder and fails to designate a successor Trustee in accordance with the terms hereof, the Beneficiaries shall have the right to select and appoint a successor trustee hereunder. Any successors to the Trustee named herein shall enjoy all the rights, powers, interests and immunities of the Trustee as originally conferred by this Agreement. All right, title and interest in stock deposited pursuant to this Agreement of any Trustee who may resign shall, upon such resignation, vest in the successor Trustee. Notwithstanding anything to the contrary contained in this Agreement, neither the Trustee nor the Beneficiaries shall appoint as a successor Trustee, William Weksel or any member of William Weksel's immediate family.

          Section 5.09.  Transfer by Successor Trustee.  Notwithstanding any
                         -----------------------------
change in the Trustee, the certificates for shares of stock standing in the name of the Trustee may be endorsed and transferred by any successor Trustee with the same effect as if endorsed and transferred by the Trustee who has ceased to act. Any successor Trustee is authorized and empowered to cause any further transfer of said shares to be made which may be necessary by reason of a change in the person acting as Trustee hereunder.

          Section 5.10.  Trustee's Acceptance of Trust.  The Trustee by
                         -----------------------------
executing this Agreement, and each successor Trustee, upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof.


                                   ARTICLE VI

                         EFFECTIVE DATE AND TERMINATION
                         ------------------------------

          Section 6.01.  Effective Date; Termination.
                         ---------------------------

          (a) The voting trust created by this Agreement shall become effective upon completion of the IPO; provided, however, that if the IPO is not completed on or prior to October 31, 1998 or the Company withdraws the Nasdaq Application or the Nasdaq Application is denied, this Agreement shall have no force or effect whatsoever.

          (b) The voting trust created by this Agreement shall terminate upon the earlier of (i) the date upon which the Trust Stock constitutes less than 5% of the total outstanding voting stock of the Company, (ii) the death or incapacity of William Weksel or (iii) the expiration of the maximum permitted term of voting trusts under the Delaware General Corporation Law (such period defined as the "Term").

          (c) Except as otherwise provided in this Agreement, the trust created by this Agreement is hereby expressly declared to be irrevocable.

          Section 6.02.  Trustee's Rights and Duties Upon Termination.  As soon
                         --------------------------------------------
as practicable after the termination of this Agreement with respect to any shares deposited with the Trustee hereunder, the Trustee shall deliver to the Beneficiaries stock certificates or instruments of transfer representing the number of shares of the Company's stock or other securities to which each Beneficiary is entitled upon such termination, such delivery to be contingent upon the surrender by the Beneficiary of the Certificate issued by the Trustee in respect of such shares, properly endorsed for transfer, and upon payment by the Beneficiary of a sum sufficient to cover any tax or governmental charges in respect of the transfer or delivery of such stock certificates.

                                  ARTICLE VII

                    RESTRICTIONS ON TRANSFER OF VOTING TRUST
               CERTIFICATES OR ANY BENEFICIAL INTERESTS HEREUNDER
               --------------------------------------------------

          Section 7.01.  Nature of Restrictions.  Except as otherwise provided
                         ----------------------
herein, no beneficial interests, whether or not represented by a Certificate issued pursuant to this Agreement, in any shares of stock of the Company deposited pursuant to this Agreement shall be sold, assigned, hypothecated, pledged or transferred, in any manner whatsoever by the Trustee, whether by any voluntary or involuntary act, or by gift, or by operation of law.

          Section 7.02.  Legend.  Each Beneficiary agrees that all Certificates
                         ------
now held or hereafter obtained by it shall have endorsed upon them a legend substantially in the form set forth in Section 2.03.


                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          Section 8.01.  Relationships Created Hereunder.  The trust created by
                         -------------------------------
this Agreement is not intended to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of the Beneficiaries to the Trustee shall be solely that of Beneficiary of the Trust created by this Agreement and their rights shall be limited to those conferred upon them by this Agreement.

          Section 8.02.  Right of Examination.  An executed counterpart of this
                         --------------------
Agreement shall be deposited with the Company at its principal offices. This Agreement shall be subject to the same right of examination by a stockholder of the Company in person or by agent or attorney, as are the books and records of the Company, and shall be subject to examination by any holder of a beneficial interest in the voting trust created by this Agreement, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          Section 8.03.  Entire Agreement; Modifications.  This Agreement
                         -------------------------------
represents the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or changed orally, but only by an agreement in writing signed by the party or parties against whom enforcement is sought and making specific reference to this Agreement.

          Section 8.04.  Notices.  Any and all notices, requests, demands, or
                         -------
other communications provided for hereunder shall be given in writing and shall be deemed to have been given (a) when received, if delivered in person, or (b) when sent, if sent to telecopier and confirmed within 48 hours by letter mailed or delivered to the party to be notified at its address set forth in Exhibit B or (c) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested.

          Section 8.05.  Successors and Assigns.  This Agreement shall be
                         ----------------------
binding upon, and inure to the benefit of, the parties hereto and their heirs, legatees, executors, administrators, successors and assigns.

          Section 8.06.  Gender and Number.  With respect to words used in this
                         -----------------
Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires.

          Section 8.07.  Descriptive Headings.  The descriptive headings of this
                         --------------------
Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 8.08.  Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

          Section 8.09.  Severability.  If in any judicial proceedings a court
                         ------------
shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

          Section 8.10.  Governing Law.  This Agreement shall be construed under
                         -------------
and its validity determined by the laws of the State of Delaware.

          Section 8.11.  Remedies.  The parties hereto shall have all remedies
                         --------
for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

          Section 8.12.  Third Parties.  Nothing in this Agreement, whether
                         -------------
express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective permitted transferees, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

                              /s/ Lawrence Slater
                              ---------------------------
                              Lawrence Slater, Trustee

                              /s/ William Weksel
                              ---------------------------
                              William Weksel, Beneficiary

                                                                       EXHIBIT A
                                                                       ---------


The transfer of this Certificate is restricted by the provisions of a Voting Trust Agreement dated July, 1998 among Lawrence Slater, as Trustee, and the Beneficiaries named therein, copies of which are on file at the offices of the Company and of the Trustee.

                            VOTING TRUST CERTIFICATE
                            ------------------------

No.                                                                  SHARES
     ------                                        -----------------
                               LOGISTICARE, INC.
             (Incorporated under the laws of the State of Delaware)

              VOTING TRUST CERTIFICATE IN RESPECT OF COMMON STOCK

     THIS CERTIFIES that there have been deposited with the undersigned as Trustee under the Voting Trust Agreement (the "Agreement") dated as of July, 1998 certificates or instruments of transfer for shares of Common Stock, $0.01 par value per share, of LogistiCare, Inc., a Delaware corporation (the "Company"), in the number set forth above on this Certificate, and that _________________, or registered assigns, is entitled to all the benefits specified in the Agreement arising from said shares deposited with the Trustee, all as provided in and subject to the terms and conditions of the Agreement to which reference is hereby made.

     Pursuant and subject to the terms of the Agreement, the Trustee or its successor in trust shall possess and shall be entitled to vote said shares only as provided in the Agreement and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including, without limitation, approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, the dissolution of the Company or the sale of any part or all of its business and assets), it being expressly stipulated that no voting right passes to the above-named owner hereof or assigns by or under this Certificate or by or under any agreement, express or implied. The holder of this Certificate, by acceptance hereof, consents to all the provisions of the Agreement and agrees to be bound thereby.

     This Certificate is transferable on the books of the Trustee only in accordance with the provisions of the Agreement and only by the registered holder hereof in person or by attorney duly authorized, and upon the surrender hereof.

     IN WITNESS WHEREOF, the Trustee has executed this Certificate this ______ day of July, 1998.



                                    ------------------------------
                                    Lawrence Slater, Trustee

                                                                       EXHIBIT B
                                                                       ---------

                                   ADDRESSES
                                   ---------


Lawrence Slater, Trustee
Seven Penn Plaza
Suite 300
New York, New York  10001-3930


William Weksel
289 Woodland Street
Tenafly, NJ 07670